Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17659, 333-118356 and 333-118355) of Moscow CableCom Corp. of our report dated April 25, 2006, except for the restatement described in Note 30 to the financial statements included in the 2005 Form 10-K/A, which is as of October 24, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation

May 4, 2007